EXHIBIT INDEX

(d)(3) Investment Management Services Agreement between Registrant on behalf of AXP Variable Portfolio - Income Opportunities Fund and AXP Variable Portfolio - Inflation Protected Securities Fund, and American Express Financial Corporation, dated April 8, 2004.

(g)(10) Custodian Agreement between Registrant on behalf of AXP Variable Portfolio - Income Opportunities Fund and AXP Variable Portfolio - Inflation Protected Securities Fund, and American Express Trust Company, dated April 8, 2004.

(h)(8) Administrative Services Agreement between Registrant on behalf of AXP Variable Portfolio - Income Opportunities Fund and AXP Variable Portfolio - Inflation Protected Securities Fund, and American Express Financial Corporation, dated April 8, 2004.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(4) Plan and Agreement of Distribution between Registrant on behalf of AXP Variable Portfolio - Income Opportunities Fund and AXP Variable Portfolio - Inflation Protected Securities Fund and IDS Life Insurance Company, dated April 8, 2004.

(q)(1) Directors' Power of Attorney, to sign Amendments to this Registration Statement dated July 7, 2004.